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                                                                  Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-4) of our report dated February 8, 2001, except with respect to the matter discussed in note 21, as to which the date is August 1, 2001, included in Chicago Mercantile Exchange Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration statement.


                                              /s/ Arthur Andersen LLP

Chicago, Illinois
September 28, 2001